UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014 (April 15, 2014)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 15, 2014, the Board of Directors of Directors of SLM Corporation (the “Company”) directed that Steven J. McGarry, the Company’s current Senior Vice President, Corporate Finance and Investor Relations, be appointed, effective immediately, to the new position of Executive Vice President and Chief Financial Officer of New BLC Corporation, as part of the Company’s transition to a stand-alone consumer banking business. Upon the effectiveness of an internal corporate reorganization, Mr. McGarry will become the Company’s principal financial officer, a position currently held by Joseph A. DePaulo, the Company’s current Executive Vice President – Banking and Finance.

As previously announced, the internal corporate reorganization will occur immediately prior to the distribution of the common stock of Navient Corporation, the Company’s education loan management, servicing and asset recovery business, to the holders of the Company’s common stock, which is anticipated to occur on or about April 30, 2014. In connection with, and immediately prior to, the distribution by the Company of Navient Corporation, an internal corporate reorganization will occur pursuant to which New BLC Corporation will replace the Company as the publicly traded registrant and New BLC Corporation will change its name to SLM Corporation.

Mr. McGarry, age 56, has served in various positions with the Company over the past 17 years. Mr. McGarry currently holds the position of Senior Vice President, Corporate Finance and Investor Relations, a position he has held since June 2013. Prior to that time, Mr. McGarry served as Senior Vice President—Investor Relations from June 2008.

In connection with his appointment, on May 1, 2014, Mr. McGarry will be provided with the following: (i) annual base salary of $375,000, subject to annual review; (ii) continued eligibility to participate in the Company’s annual management incentive plan, with a target bonus for the 2014 performance year of 125% of his annual base salary; (iii) continued eligibility to receive an annual equity-based grant pursuant to the Company’s 2012 Omnibus Incentive Plan with a target value of $400,000 for 2015; and (iv) participation in other benefit plans in accordance with the Company’s practices for other executives of a similar level, including participation in the Company’s executive severance plan and change-in-control severance plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: April 17, 2014	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel and Secretary